UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) August 1, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code (250) 765-6424

 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

On August 1, 2019 (the “Effective Date”) Lexaria Bioscience Corp. (“Lexaria”) retained Integra Consulting Group LLC (“Integra”), an arm’s length entity, to provide investor relations services in compliance with regulatory guidelines. Integra is a California-based firm that provides a variety of services, including capital market services and investor relations services. The engagement of Integra will be for an initial term of six months (the “Initial Term”) which is automatically renewed for an additional six month term ending on July 31, 2020, unless terminated earlier by either party. It is anticipated that Integra will assist Lexaria with developing its US capital markets strategy and with communicating information and maintaining public awareness of Lexaria to shareholders, broker-dealers and the financial community. Lexaria will compensate Integra US$12,500 monthly for the provision of its services and will issue Integra 150,000 voting common shares in the authorized share capital of Lexaria within ten business days of the Effective Date at a deemed price of US$0.69 and, provided that Lexaria does not terminate the engagement of Integra, subsequent to the completion of the Initial Term, Lexaria shall issue Integra a further 180,000 voting common shares of its authorized share capital at a deemed price per share equal in value to the fair market price of Lexaria’s securities on the day prior to the date of issuance.

All shares issued by Lexaria shall bear a six month hold period and shall also contain the restrictive US legends as prescribed by US securities laws.

Lexaria also has summarized its current active licenses as follows:

Year to date 2019, Lexaria has announced:

•	1 new license agreement with *Altria Ventures Inc., an indirect wholly-owned subsidiary of Altria Group Inc. for oral nicotine products (note 1);

•	1 new CBD/hemp license to Nuka for beverages across the US;

•	2 new world-wide beverage licenses to Hill Street Beverages (except Mexico);

•	2 new Joint Manufacturing Production licenses with Hill Street Beverages for new jointly owned cannabis and CBD brands;

•	3 new licenses with others for CBD beverages and edible CBD ingredient/products across America.

•	1 new license for cannabis beverages in California;

•	1 new multi-state cannabis expansion license with Nuka Enterprises LLC (“Nuka”) for its 1906 Brands for 5 states total, and 2 new product categories

Lexaria now has 9 corporate licensees who are developing innovative beverages, edibles and oral products with their 11 licenses using the Company’s fully patented DehydraTECH absorption technology:

Company	Substance	Territory	Term	Category	Estimated Operations Launch
Altria Ventures Inc.	Nicotine	USA	Indefinite	Oral Products	TBD
Nukas’ 1906-Brands	CBD/Hemp	USA	10-Year	Beverages	Q2/2020
Unamed	CBD/Hemp	USA	5-Year	Beverages	Q4/2019
Universal Hemp	CBD/Hemp	USA and Canada	5-Year	Dry food ingredients	Q1/2020
Nic’s Beverages	CBD/Hemp	USA	5-Year	Beverages	Q4/2019
Hill Street Beverage	CBD/Hemp	Global except Mexico	10-Year	Beverages	Q2/2000
Hill Street and Lexaria JV	CBD/Hemp	Global except Mexico	10-Year	Multiple	Q2/2020
Cannfections	Cannabis	Canada	7-Year	Chocolates and Candies	Q2/2020
Nuka’s 1906-Brands	Cannabis	OH, IL, MA, CO, MI	10-Year	Candies, Chocolates, Beverages	Q4/2019
Unamed	Cannabis	California	5-Year	Beverages	Q4/2019
Hill Street Beverages	Cannabis	Global except Mexico	10-Year	Beverages	Q1/2020
Hill Street and Lexaria Joint Venture	Cannabis	Global Except Mexico	10-Year	Multiple	Q2/2020

Lexaria credits its recent commercial success mainly to its ever-growing body of scientific results evidencing the superior capabilities and power of its patented technologies. Recent 2019 technological advancements are the result of one of the industry’s most focused and productive R&D programs and hold promise for even higher levels of performance from new DehydraTECH innovations with even faster drug delivery into blood plasma and across the blood-brain-barrier.

In one recent animal study, as earlier announced, Lexaria’s latest patent-pending formulations delivered more than 1,900% more CBD into brain tissue than generic industry formulations and achieved peak blood levels more than 800% greater than those of concentration matched controls. In that same animal study, detection of CBD in the bloodstream began in as little as 2 minutes after dosing and peaked in as little as 45 minutes after dosing providing additional support that DehydraTECH enables rapid onset and offset in line with consumer preferences.

*Note 1: The license with Altria Ventures Inc is with Lexaria Nicotine LLC, a separate business division of Lexaria Bioscience Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 6, 2019

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